As filed with Securities and Exchange Commission on October 15, 2003 Registration No. 333-66580

                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                 POST-EFFECTIVE AMENDMENT NO. 5
                                TO
                            FORM S-8/A
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          NMXS.com, INC.
      (Exact name of registrant as specified in its charter)

DELAWARE                           91-1287406
State or other jurisdiction of     I.R.S. Employer I.D. No.
incorporation or organization

5041 INDIAN SCHOOL ROAD NE, SUITE 200, ALBUQUERQUE, NM   87110
(Address of Principal Executive Office)                  (Zip Code)

                          NMXS.com, INC.
                     2001 STOCK ISSUANCE PLAN
                               and
                          NMXS.com, INC.
                        STOCK OPTION PLAN
                     (Full title of the plan)

                   RICHARD GOVATSKI, PRESIDENT
   5041 INDIAN SCHOOL ROAD NE, SUITE 200, ALBUQUERQUE, NM 87110
             (Name and address of agent for service)

Telephone number, including area code, of agent for service:
(505) 255-1999

                         With Copies to:
                         Ronald N. Vance
                         Attorney at Law
                   57 West 200 South, Suite 310
                    Salt Lake City, UT  84101
                    Telephone: (801) 359-9300
                       Fax:  (801) 359-9310

                 CALCULATION OF REGISTRATION FEE

                  Proposed       Proposed
Title of          Maximum        Maximum
Securities        Amount         Offering    Aggregate   Amount of
to be             to be          Price Per   Offering    Registration
Registered        Registered     Share(2)    Price       Fee

Common Stock      1,500,000(1)   $0.165      $247,500    $23
$.001 par value

     (1) 1,500,000 additional shares of common stock, $.001 par value (the "Common Stock"), of NMXS.com, Inc. (the "Registrant") are being registered for issuance pursuant to the NMXS.com, Inc. 2001 Stock Issuance Plan, as amended (the "2001 Stock Issuance Plan"). These shares reflect an increase of 1,500,000 shares authorized under the 2001 Stock Issuance Plan. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminable number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

     (2) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act, calculated on the basis of the average of the bid and asked prices of the Common Stock as of September 30, 2003.

                         EXPLANATORY NOTE

     The Registrant hereby files this Post-effective Amendment No. 5 to its Registration Statement on Form S-8 (Registration Statement No. 333-66580) with the Securities and Exchange Commission for the purpose of registering an additional 1,500,000 shares of Common Stock issuable pursuant to the 2001 Stock Issuance Plan. The original Registration Statement was filed on August 2, 2001, and amended on February 13, 2002, May 10, 2002, February 13 ,2003 and May 12, 2003. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference herein the contents of the previously filed Registration Statement, as amended, including the information incorporated therein by reference.

     Originally, 800,000 shares of Common Stock were authorized for issuance under the 2001 Stock Issuance Plan. Subsequently, the plan was amended to increase the number of shares authorized under the Plan from 800,000 to 1,600,000 shares. At a meeting of the Board of Directors on January 9, 2003, the Registrant approved an amendment to the 2001 Stock Issuance Plan to increase the aggregate number of shares of common stock issuable under the 2001 Stock Issuance Plan from 1,600,000 to 2,400,000. On May 1, 2003, the Registrant approved an amendment to the plan to increase the aggregate number of shares issuable under the plan from 2,400,000 to 3,400,000. And on September 18, 2003, the
Registrant approved an amendment to the plan to increase the aggregate number of shares issuable under the plan from 3,400,000 to 4,900,000. This Post-Effective Amendment No. 5 covers the increase of 1,500,000 shares of Common Stock issuable under the 2001 Stock Issuance Plan, bringing the total number of authorized shares under the 2001 Stock Issuance Plan to 4,900,000.

    PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits. The following exhibits are included with this Post-Effective Amendment:

     Exhibit
     No.       Description                             Location

     4.6       2001 Stock Issuance Plan, as amended
               October 1, 2003                         Attached
     5.1       Opinion and consent of Ronald N. Vance,
               P.C. with respect to legality of the
               original issuance of securities being
               registered                              Attached
     23.1      Consent of Beckstead and Watts, LLP     Attached
     23.2      Consent of Ronald N. Vance, P.C.
               (Included in Exhibit 5.1)                  -

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Albuquerque, New Mexico, on May 1, 2003.

                                   NMXS.com, Inc.

                                   By /s/ Richard Govatski
                                      Richard Govatski, President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 has been signed by the following persons in the capacities and on the dates indicated.

October 6, 2003                    /s/ Richard Govatski
                                   Richard Govatski, Director

October 6, 2003                    /s/ John E.  Handley
                                   John E. Handley, Director

October 6, 2003                    /s/ Teresa Dickey
                                   Teresa Dickey, Director and
                                   Principal Financial Officer